Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Fourth Quarter 2021 Financial Results

TYSONS CORNER, Va., February 1, 2022 - MicroStrategy® Incorporated (Nasdaq: MSTR) (“MicroStrategy”), the largest independent publicly-traded business intelligence company, today announced financial results for the three-month period ended December 31, 2021 (the fourth quarter of its 2021 fiscal year).

“2021 was another transformational year for MicroStrategy. Our software business returned to positive revenue growth for the first time since 2014, highlighted by our enterprise analytics business delivering another strong quarter as we saw a growing adoption of the MicroStrategy platform, especially in the Cloud,” said Michael J. Saylor, CEO, MicroStrategy.

“We also significantly expanded our bitcoin holdings in the quarter, adding over 10,300 bitcoins to our holdings after successfully raising capital in the quarter through our at-the-market equity offering. Today, MicroStrategy is the world’s largest publicly traded corporate owner of bitcoin with over 125,000 bitcoins. We will continue to evaluate opportunities to raise additional capital to execute on our bitcoin acquisition strategy.”

Fourth Quarter 2021 Financial Highlights

•

Revenues: Total revenues for the fourth quarter of 2021 were $134.5 million, a 2.4% increase, or a 4.4% increase on a non-GAAP constant currency basis, compared to the fourth quarter of 2020. Product licenses and subscription services revenues for the fourth quarter of 2021 were $44.4 million, a 15.1% increase, or an 18.3% increase on a non-GAAP constant currency basis, compared to the fourth quarter of 2020. Product support revenues for the fourth quarter of 2021 were $69.1 million, a 3.8% decrease, or a 2.5% decrease on a non-GAAP constant currency basis, compared to the fourth quarter of 2020. Other services revenues for the fourth quarter of 2021 were $21.0 million, an immaterial change, or a 2.4% increase on a non-GAAP constant currency basis, compared to the fourth quarter of 2020.

•	Gross Profit: Gross profit for the fourth quarter of 2021 was $110.5 million, representing an 82.2% gross margin, compared to a gross margin of 84.2% in the fourth quarter of 2020.

•

Operating Expenses: Operating expenses for the fourth quarter of 2021 were $248.0 million, a 125.1% increase compared to the fourth quarter of 2020. Operating expenses include impairment losses on MicroStrategy’s digital assets, which were $146.6 million during the fourth quarter of 2021, compared to $26.5 million in the fourth quarter of 2020.

•

(Loss) Income from Operations and Net (Loss) Income: Loss from operations for the fourth quarter of 2021 was $137.5 million versus income from operations of $0.4 million for the fourth quarter of 2020. Net loss for the fourth quarter of 2021 was $90.0 million, or $8.43 per share on a diluted basis, as compared to net income of $2.7 million, or $0.27 per share on a diluted basis, for the fourth quarter of 2020. Digital asset impairment charges of $146.6 million and $26.5 million for the fourth quarter of 2021 and 2020, respectively, were reflected in these amounts.

•	Cash and Cash Equivalents: As of December 31, 2021, MicroStrategy had cash and cash equivalents of $63.4 million, as compared to $59.7 million as of December 31, 2020, an increase of $3.7 million.

•

Digital Assets: As of December 31, 2021, the carrying value of MicroStrategy’s digital assets (comprised of approximately 124,391 bitcoins) was $2.850 billion, which reflects cumulative impairment losses of $901.3 million since acquisition and an average carrying amount per bitcoin of approximately $22,913. As of December 31, 2021, the original cost basis and market value of MicroStrategy’s bitcoin were $3.752 billion and $5.707 billion, respectively, which reflects an average cost per bitcoin of approximately $30,159 and a market price per bitcoin of $45,879.97, respectively. Additional information on MicroStrategy’s digital asset holdings is included in the “Digital Assets – Additional Information” tables at the end of this press release.

•

Open Market Sale Agreement: On June 14, 2021, MicroStrategy entered into an Open Market Sale Agreement (the “Open Market Sale Agreement”) with Jefferies LLC, as agent (“Jefferies”), pursuant to which MicroStrategy issued and sold shares of its class A common stock having an aggregate offering price of approximately $1.0 billion from time to time through Jefferies. During the three months ended December 31, 2021 the Company sold 858,588 shares of its class A common stock under the Open Market Sale Agreement, at an average gross price per share of approximately $694.20, for aggregate net proceeds (less $5.0 million in sales commissions and expenses) of approximately $591.0 million. As of December 31, 2021, the cumulative aggregate offering price of the shares of class A common stock sold under the Open Market Sale Agreement was approximately $1.0 billion, inclusive of sales commissions, constituting the maximum program amount under the Open Market Sale Agreement.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP financial measures for the three and twelve months ended December 31, 2021 and 2020. An explanation of non-GAAP financial measures is also included under the heading “Non-GAAP Financial Measures” below. Additional non-GAAP financial measures are included in MicroStrategy’s “Q4 2021 Earnings Presentation,” which will be available under the “Events and Presentations” section of MicroStrategy’s investor relations website at https://www.microstrategy.com/en/investor-relations.

MicroStrategy uses its Intelligent Enterprise™ platform across the enterprise and has created an interactive dossier with quarterly financial performance data. Anyone can access the MSTR Financials dossier via a web browser, or by downloading the MicroStrategy Library™ app on an iOS or Android device. To download the native apps, visit MicroStrategy Library for iOS or MicroStrategy Library for Android.

Non-GAAP Financial Measures

MicroStrategy is providing supplemental financial measures for (i) non-GAAP (loss) income from operations that excludes the impact of share-based compensation expense, (ii) non-GAAP net (loss) income and non-GAAP diluted (loss) earnings per share that exclude the impact of share-based compensation expense, interest expense arising from the amortization of debt issuance costs and (in 2020, before the adoption of Accounting Standards Update No. 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”)) the debt discount related to MicroStrategy’s long-term debt, and related income tax effects, and (iii) non-GAAP constant currency revenues that exclude foreign currency exchange rate fluctuations. These supplemental financial measures are not measurements of financial performance under generally accepted accounting principles in the United States (“GAAP”) and, as a result, these supplemental financial measures may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP financial measures internally to help understand, manage, and evaluate business performance and to help make operating decisions.

MicroStrategy believes that these non-GAAP financial measures are also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis. The first supplemental financial measure excludes a significant non-cash expense that MicroStrategy believes is not reflective of its general business performance, and for which the accounting requires management judgment and the resulting share-based compensation expense could vary significantly in comparison to other companies. The second set of supplemental financial measures excludes the impact of (i) share-based compensation expense, (ii) non-cash interest expense arising from the amortization of debt issuance costs and (in 2020, before the adoption of ASU 2020-06) the debt discount related to MicroStrategy’s long-term debt, and (iii) related income tax effects. The third set of supplemental financial measures excludes changes resulting from fluctuations in foreign currency exchange rates so that results may be compared to the same period in the prior year on a non-GAAP constant currency basis. MicroStrategy believes the use of these non-GAAP financial measures can also facilitate comparison of MicroStrategy’s operating results to those of its competitors.

Conference Call

MicroStrategy will be discussing its fourth quarter 2021 financial results on a live Video Webinar today beginning at approximately 5:00 p.m. EST. The live Video Webinar and accompanying presentation materials will be available under the “Events and Presentations” section of MicroStrategy’s investor relations website at https://www.microstrategy.com/en/investor-relations. Log-in instructions will be available after registering for the event. An archived replay of the event will be available beginning approximately two hours after the call concludes.

About MicroStrategy Incorporated

MicroStrategy (Nasdaq: MSTR) is the largest independent publicly-traded analytics and business intelligence company. The MicroStrategy analytics platform is consistently rated as the best in enterprise analytics and is used by many of the world’s most admired brands in the Fortune Global 500. We pursue two corporate strategies: (1) grow our enterprise analytics software business to promote our vision of Intelligence Everywhere and (2) acquire and hold bitcoin, which we view as a dependable store of value supported by a robust, public, open-source architecture untethered to sovereign monetary policy. For more information about MicroStrategy, visit www.microstrategy.com.

MicroStrategy, Intelligent Enterprise, and MicroStrategy Library are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the market price of bitcoin and any associated impairment charges that the Company may incur as a result of a decrease in the market price below the value at which the Company’s bitcoins are carried on its balance sheet; gains or losses on sales of bitcoins that the Company would incur upon any sale of its bitcoins; changes in the accounting treatment of the Company’s bitcoin holdings; changes in securities laws or other laws or regulations relating to bitcoin that could adversely affect the price of bitcoin or the Company’s ability to own bitcoin; a decrease in liquidity in the markets in which bitcoins are traded; security breaches, cyberattacks, unauthorized access, loss of private keys, or fraud that results in the Company’s loss of its bitcoins; the level and terms of the Company’s substantial indebtedness and its ability to service such debt; the extent and timing of market acceptance of the Company’s new offerings; continued acceptance of the Company’s other products in the marketplace; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; customers shifting from a product license model to a cloud subscription model, which may delay the Company’s ability to recognize revenue; fluctuations in tax benefits or provisions; impacts of the COVID-19 pandemic; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in MicroStrategy’s registration statements and periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020*
	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$32,543	$29,770	$101,804	$86,743
Subscription services	11,848	8,788	43,069	33,082

Total product licenses and subscription services	44,391	38,558	144,873	119,825
Product support	69,146	71,886	281,209	284,434
Other services	20,978	20,875	84,680	76,476

Total revenues	134,515	131,319	510,762	480,735

Cost of revenues
Product licenses	431	564	1,721	2,293
Subscription services	5,181	3,321	16,901	14,833

Total product licenses and subscription services	5,612	3,885	18,622	17,126
Product support	4,901	4,743	19,254	23,977
Other services	13,490	12,157	54,033	49,952

Total cost of revenues	24,003	20,785	91,909	91,055

Gross profit	110,512	110,534	418,853	389,680

Operating expenses
Sales and marketing	43,413	39,111	160,141	148,910
Research and development	30,875	24,955	117,117	103,561
General and administrative	27,104	19,622	95,501	80,136
Digital asset impairment losses	146,587	26,456	830,621	70,698

Total operating expenses	247,979	110,144	1,203,380	403,305

(Loss) income from operations	(137,467)	390	(784,527)	(13,625)
Interest (expense) income, net	(11,629)	(1,917)	(29,149)	710
Other income (expense), net	656	(2,506)	2,287	(7,038)

Loss before income taxes	(148,440)	(4,033)	(811,389)	(19,953)
Benefit from income taxes	(58,463)	(6,694)	(275,909)	(12,429)

Net (loss) income	$(89,977)	$2,661	$(535,480)	$(7,524)

Basic (loss) earnings per share (1):	$(8.43)	$0.28	$(53.44)	$(0.78)

Weighted average shares outstanding used in computing basic (loss) earnings per share	10,679	9,408	10,020	9,684

Diluted (loss) earnings per share (1):	$(8.43)	$0.27	$(53.44)	$(0.78)

Weighted average shares outstanding used in computing diluted (loss) earnings per share	10,679	9,849	10,020	9,684

(1)	Basic and fully diluted (loss) earnings per share for class A and class B common stock are the same.
*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2021	December 31, 2020*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$63,356	$59,675
Restricted cash	1,078	1,084
Accounts receivable, net	189,280	197,461
Prepaid expenses and other current assets	14,251	14,400

Total current assets	267,965	272,620
Digital assets	2,850,210	1,054,302
Property and equipment, net	36,587	42,975
Right-of-use assets	66,760	73,597
Deposits and other assets	15,820	15,615
Deferred tax assets, net	319,782	6,503

Total Assets	$3,557,124	$1,465,612

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses, and operating lease liabilities	$46,084	$44,848
Accrued compensation and employee benefits	54,548	49,249
Accrued interest	1,493	271
Deferred revenue and advance payments	209,860	191,250

Total current liabilities	311,985	285,618
Long-term debt, net	2,155,151	486,366
Deferred revenue and advance payments	8,089	14,662
Operating lease liabilities	76,608	84,328
Other long-term liabilities	26,224	33,382
Deferred tax liabilities	109	8,211

Total Liabilities	2,578,166	912,567

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	0	0
Class A common stock, $0.001 par value; 330,000 shares authorized; 18,006 shares issued and 9,322 shares outstanding, and 16,307 shares issued and 7,623 shares outstanding, respectively	18	16
Class B convertible common stock, $0.001 par value; 165,000 shares authorized; 1,964 shares issued and outstanding, and 1,964 shares issued and outstanding, respectively	2	2
Additional paid-in capital	1,727,143	763,051
Treasury stock, at cost; 8,684 shares and 8,684 shares, respectively	(782,104)	(782,104)
Accumulated other comprehensive loss	(7,543)	(3,885)
Retained earnings	41,442	575,965

Total Stockholders’ Equity	978,958	553,045

Total Liabilities and Stockholders’ Equity	$3,557,124	$1,465,612

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended
	December 31,
	2021	2020*
	(unaudited)
Operating activities:
Net loss	$(535,480)	$(7,524)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,358	13,332
Reduction in carrying amount of right-of-use assets	8,189	8,210
Credit losses and sales allowances	1,509	2,732
Net realized gain on short-term investments	0	(94)
Deferred taxes	(284,221)	(20,830)
Release of liabilities for unrecognized tax benefits	(561)	0
Share-based compensation expense	44,126	11,153
Digital asset impairment losses	830,621	70,698
Gain on partial lease termination	0	(2,820)
Amortization of issuance costs and debt discount on long-term debt	7,201	1,543
Changes in operating assets and liabilities:
Accounts receivable	2,618	(774)
Prepaid expenses and other current assets	(25)	2,346
Deposits and other assets	(1,713)	416
Accounts payable and accrued expenses	3,749	9,174
Accrued compensation and employee benefits	2,374	(6,827)
Accrued interest	1,222	271
Deferred revenue and advance payments	14,710	(20,223)
Operating lease liabilities	(10,222)	(11,171)
Other long-term liabilities	(1,622)	4,007

Net cash provided by operating activities	93,833	53,619
Investing activities:
Purchases of digital assets	(2,626,529)	(1,125,000)
Proceeds from redemption of short-term investments	0	119,886
Purchases of property and equipment	(2,706)	(3,651)
Purchases of short-term investments	0	(9,928)

Net cash used in investing activities	(2,629,235)	(1,018,693)
Financing activities:
Proceeds from convertible senior notes classified as debt	1,050,000	496,473
Proceeds from convertible senior notes classified as equity	0	153,527
Issuance costs paid for convertible senior notes	(24,796)	(14,625)
Proceeds from senior secured notes	500,000	0
Issuance costs paid for senior secured notes	(12,792)	0
Proceeds from sale of class A common stock under public offerings	1,000,000	0
Issuance costs paid related to sale of class A common stock under public offerings	(9,537)	0
Proceeds from sale of class A common stock under exercise of employee stock options	40,651	51,082
Proceeds from issuance of class A common stock under employee stock purchase plan	2,854	0
Payment of withholding tax on vesting of restricted stock units	(4,695)	0
Purchases of treasury stock	0	(123,224)

Net cash provided by financing activities	2,541,685	563,233
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(2,608)	4,784

Net increase (decrease) in cash, cash equivalents, and restricted cash	3,675	(397,057)
Cash, cash equivalents, and restricted cash, beginning of year	60,759	457,816

Cash, cash equivalents, and restricted cash, end of year	$64,434	$60,759

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

REVENUE AND COST OF REVENUE DETAIL

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020*
	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services:
Product licenses	$32,543	$29,770	$101,804	$86,743
Subscription services	11,848	8,788	43,069	33,082

Total product licenses and subscription services	44,391	38,558	144,873	119,825

Product support	69,146	71,886	281,209	284,434
Other services:
Consulting	19,661	19,372	79,732	71,345
Education	1,317	1,503	4,948	5,131

Total other services	20,978	20,875	84,680	76,476

Total revenues	134,515	131,319	510,762	480,735

Cost of revenues
Product licenses and subscription services:
Product licenses	431	564	1,721	2,293
Subscription services	5,181	3,321	16,901	14,833

Total product licenses and subscription services	5,612	3,885	18,622	17,126

Product support	4,901	4,743	19,254	23,977
Other services:
Consulting	12,258	10,996	48,773	42,923
Education	1,232	1,161	5,260	7,029

Total other services	13,490	12,157	54,033	49,952

Total cost of revenues	24,003	20,785	91,909	91,055

Gross profit	$110,512	$110,534	$418,853	$389,680

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

DIGITAL ASSETS – ADDITIONAL INFORMATION

ROLLFORWARD OF BITCOIN HOLDINGS

(unaudited)

	Source of Capital Used to Purchase Bitcoin	Digital Asset Original Cost Basis (in thousands)	Digital Asset Impairment Losses (in thousands)	Digital Asset Carrying Value (in thousands)	Approximate Number of Bitcoins Held	Approximate Average Purchase Price Per Bitcoin
Balance at June 30, 2020		$0	$0	$0	0	n/a
Digital asset purchases	(a)	425,000		425,000	38,250	11,111
Digital asset impairment losses			(44,242)	(44,242)

Balance at September 30, 2020		$425,000	$(44,242)	$380,758	38,250	$11,111
Digital asset purchases	(b)	700,000		700,000	32,219	21,726
Digital asset impairment losses			(26,456)	(26,456)

Balance at December 31, 2020		$1,125,000	$(70,698)	$1,054,302	70,469	$15,964
Digital asset purchases	(c)	1,086,375		1,086,375	20,857	52,087
Digital asset impairment losses			(194,095)	(194,095)

Balance at March 31, 2021		$2,211,375	$(264,793)	$1,946,582	91,326	$24,214
Digital asset purchases	(d)	529,231		529,231	13,759	38,464
Digital asset impairment losses			(424,774)	(424,774)

Balance at June 30, 2021		$2,740,606	$(689,567)	$2,051,039	105,085	$26,080
Digital asset purchases	(e)	419,865		419,865	8,957	46,876
Digital asset impairment losses			(65,165)	(65,165)

Balance at September 30, 2021		$3,160,471	$(754,732)	$2,405,739	114,042	$27,713
Digital asset purchases	(f)	591,058		591,058	10,349	57,113
Digital asset impairment losses			(146,587)	(146,587)

Balance at December 31, 2021		$3,751,529	$(901,319)	$2,850,210	124,391	$30,159

(a)	In the third quarter of 2020, MicroStrategy purchased bitcoin using excess cash, including cash from the liquidation of short-term investments.
(b)

In the fourth quarter of 2020, MicroStrategy purchased bitcoin using $634.7 million in net proceeds from its issuance of its 0.750% Convertible Senior Notes due 2025 (the “2025 Convertible Notes”) and excess cash.

(c)

In the first quarter of 2021, MicroStrategy purchased bitcoin using $1.026 billion in net proceeds from its issuance of its 0% Convertible Senior Notes due 2027 (the “2027 Convertible Notes” and together with the 2025 Convertible Notes, the “Convertible Notes”) and excess cash.

(d)	In the second quarter of 2021, MicroStrategy purchased bitcoin using $487.2 million in net proceeds from its issuance of its 6.125% Senior Secured Notes due 2028 and excess cash.
(e)

In the third quarter of 2021, MicroStrategy purchased bitcoin using $399.5 million in net proceeds from its sale of 555,179 shares of class A common stock offered under the Open Market Sale Agreement and excess cash.

(f)

In the fourth quarter of 2021, MicroStrategy purchased bitcoin using $591.0 million in net proceeds from its sale of 858,588 shares of class A common stock offered under the Open Market Sale Agreement and excess cash.

MICROSTRATEGY INCORPORATED

DIGITAL ASSETS – ADDITIONAL INFORMATION

MARKET VALUE OF BITCOIN HOLDINGS

(unaudited)

	Approximate Number of Bitcoins Held at End of Quarter	Lowest Market Price Per Bitcoin During Quarter (a)	Market Value of Bitcoin Held at End of Quarter Using Lowest Market Price (in thousands) (b)	Highest Market Price Per Bitcoin During Quarter (c)	Market Value of Bitcoin Held at End of Quarter Using Highest Market Price (in thousands) (d)	Market Price Per Bitcoin at End of Quarter (e)	Market Value of Bitcoin Held at End of Quarter Using Ending Market Price (in thousands) (f)
June 30, 2020	0	n/a	n/a	n/a	n/a	n/a	n/a
September 30, 2020	38,250	$8,905.84	$340,648	$12,486.61	$477,613	$10,706.00	$409,505
December 31, 2020	70,469	$10,363.76	$730,324	$29,321.90	$2,066,285	$29,181.00	$2,056,356
March 31, 2021	91,326	$27,678.00	$2,527,721	$61,788.45	$5,642,892	$58,601.28	$5,351,820
June 30, 2021	105,085	$28,800.00	$3,026,448	$64,899.00	$6,819,911	$34,763.47	$3,653,119
September 30, 2021	114,042	$29,301.56	$3,341,609	$52,944.96	$6,037,949	$43,534.56	$4,964,768
December 31, 2021	124,391	$42,333.00	$5,265,844	$69,000.00	$8,582,979	$45,879.97	$5,707,055

(a)

The “Lowest Market Price Per Bitcoin During Quarter” represents the lowest market price for one bitcoin reported on the Coinbase exchange during the respective quarter, without regard to when MicroStrategy purchased any of its bitcoin.

(b)

The “Market Value of Bitcoin Held Using Lowest Market Price” represents a mathematical calculation consisting of the lowest market price for one bitcoin reported on the Coinbase exchange during the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.

(c)

The “Highest Market Price Per Bitcoin During Quarter” represents the highest market price for one bitcoin reported on the Coinbase exchange during the respective quarter, without regard to when MicroStrategy purchased any of its bitcoin.

(d)

The “Market Value of Bitcoin Held Using Highest Market Price” represents a mathematical calculation consisting of the highest market price for one bitcoin reported on the Coinbase exchange during the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.

(e)	The “Market Price Per Bitcoin at End of Quarter” represents the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on the last day of the respective quarter.
(f)

The “Market Value of Bitcoin Held at End of Quarter Using Ending Market Price” represents a mathematical calculation consisting of the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on the last day of the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.

The amounts reported as “Market Value” in the above table represent only a mathematical calculation consisting of the price for one bitcoin reported on the Coinbase exchange (MicroStrategy’s principal market) in each scenario defined above multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period. The Securities and Exchange Commission has previously stated that there has not been a demonstration that (i) bitcoin and bitcoin markets are inherently resistant to manipulation or that the spot price of bitcoin may not be subject to fraud and manipulation; and (ii) adequate surveillance-sharing agreements with bitcoin-related markets are in place, as bitcoin-related markets are either not significant, not regulated, or both. Accordingly, the Market Value amounts reported above may not accurately represent fair market value, and the actual fair market value of MicroStrategy’s bitcoin may be different from such amounts and such deviation may be material. Moreover, (i) the bitcoin market historically has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, and various other risks that are, or may be, inherent in its entirely electronic, virtual form and decentralized network and (ii) MicroStrategy may not be able to sell its bitcoins at the Market Value amounts indicated above, at the market price as reported on the Coinbase exchange (its principal market) on the date of sale, or at all.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(LOSS) INCOME FROM OPERATIONS

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP (loss) income from operations:
(Loss) income from operations	$(137,467)	$390	$(784,527)	$(13,625)
Share-based compensation expense	13,153	3,256	44,126	11,153

Non-GAAP (loss) income from operations	$(124,314)	$3,646	$(740,401)	$(2,472)

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

NET (LOSS) INCOME AND (LOSS) EARNINGS PER SHARE

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP net (loss) income:
Net (loss) income	$(89,977)	$2,661	$(535,480)	$(7,524)
Share-based compensation expense	13,153	3,256	44,126	11,153
Interest expense arising from amortization of debt issuance costs and debt discount	2,117	1,543	7,201	1,543
Income tax effects (1)	(15,099)	(6,140)	(47,976)	(5,656)

Non-GAAP net (loss) income	$(89,806)	$1,320	$(532,129)	$(484)

Reconciliation of non-GAAP diluted (loss) earnings per share (2):
Diluted (loss) earnings per share	$(8.43)	$0.27	$(53.44)	$(0.78)
Share-based compensation expense (per diluted share)	1.23	0.33	4.40	1.15
Interest expense arising from amortization of debt issuance costs and debt discount (per diluted share)	0.20	0.16	0.72	0.16
Income tax effects (per diluted share)	(1.41)	(0.63)	(4.79)	(0.58)

Non-GAAP diluted (loss) earnings per share	$(8.41)	$0.13	$(53.11)	$(0.05)

(1)	Income tax effects reflect the net tax effects of share-based compensation expense and interest expense for amortization of debt issuance costs and debt discount.
(2)

For reconciliation purposes, the non-GAAP diluted earnings (loss) per share calculations use the same weighted average shares outstanding as that used in the GAAP diluted earnings (loss) per share calculations for the same period. For example, in periods of GAAP net loss, otherwise dilutive potential shares of common stock from MicroStrategy’s share-based compensation arrangements and Convertible Notes are excluded from the GAAP diluted loss per share calculation as they would be antidilutive, and therefore are also excluded from the non-GAAP diluted earnings or loss per share calculation.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

CONSTANT CURRENCY

(in thousands)

	Three Months Ended
	December 31,
	(unaudited)
	GAAP	Foreign Currency Exchange Rate Impact (1)	Non-GAAP Constant Currency (2)	GAAP	GAAP % Change	Non-GAAP Constant Currency % Change (3)
	2021	2021	2021	2020	2021	2021
Revenues
Product licenses	$32,543	$(1,169)	$33,712	$29,770	9.3%	13.2%
Subscription services	11,848	(45)	11,893	8,788	34.8%	35.3%
Total product licenses and subscription services	44,391	(1,214)	45,605	38,558	15.1%	18.3%
Product support	69,146	(976)	70,122	71,886	-3.8%	-2.5%
Other services	20,978	(406)	21,384	20,875	0.5%	2.4%
Total revenues	134,515	(2,596)	137,111	131,319	2.4%	4.4%

	Twelve Months Ended
	December 31,
	(unaudited)
	GAAP	Foreign Currency Exchange Rate Impact (1)	Non-GAAP Constant Currency (2)	GAAP	GAAP % Change	Non-GAAP Constant Currency % Change (3)
	2021	2021	2021	2020	2021	2021
Revenues
Product licenses	$101,804	$(858)	$102,662	$86,743	17.4%	18.4%
Subscription services	43,069	519	42,550	33,082	30.2%	28.6%
Total product licenses and subscription services	144,873	(339)	145,212	119,825	20.9%	21.2%
Product support	281,209	3,816	277,393	284,434	-1.1%	-2.5%
Other services	84,680	1,118	83,562	76,476	10.7%	9.3%
Total revenues	510,762	4,595	506,167	480,735	6.2%	5.3%

(1)

The “Foreign Currency Exchange Rate Impact” reflects the estimated impact of fluctuations in foreign currency exchange rates on international revenues. It shows the increase (decrease) in international revenues from the same period in the prior year, based on comparisons to the prior year quarterly average foreign currency exchange rates. The term “international” refers to operations outside of the United States and Canada.

(2)	The “Non-GAAP Constant Currency” reflects the current period GAAP amount, less the Foreign Currency Exchange Rate Impact.

(3)	The “Non-GAAP Constant Currency % Change” reflects the percentage change between the current period Non-GAAP Constant Currency amount and the GAAP amount for the same period in the prior year.

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	December 31,	December 31,
	2021	2020*
	(unaudited)
Current:
Deferred product licenses revenue	$993	$1,495
Deferred subscription services revenue	35,589	26,258
Deferred product support revenue	166,477	156,216
Deferred other services revenue	6,801	7,281

Total current deferred revenue and advance payments	$209,860	$191,250

Non-current:
Deferred product licenses revenue	$68	$139
Deferred subscription services revenue	1,064	8,758
Deferred product support revenue	6,203	5,055
Deferred other services revenue	754	710

Total non-current deferred revenue and advance payments	$8,089	$14,662

Total current and non-current:
Deferred product licenses revenue	$1,061	$1,634
Deferred subscription services revenue	36,653	35,016
Deferred product support revenue	172,680	161,271
Deferred other services revenue	7,555	7,991

Total current and non-current deferred revenue and advance payments	$217,949	$205,912

*	Derived from audited financial statements.